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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                            Current Report Pursuant
                         to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934


                                August 6, 1996
                        (Date of earliest event reported)


                     SAFETY COMPONENTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

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
DELAWARE                              0-23938                           33-0596831
(State or other jurisdiction of     (Commission File Number)            (I.R.S. Employer
incorporation or organization)                                         Identification No.)

3190 Pullman Street                                                     92626
Costa Mesa, California                                                (Zip Code)
(Address of principal executive offices)

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       Registrant's telephone number, including area code (714) 662-7756


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ITEM 2.  Acquisition or Disposition of Assets.

ACQUISITION OF PHOENIX AIRBAG GmbH

Effective August 6, 1996, Safety Components International, Inc., a Delaware Corporation (the "Registrant"), acquired eighty percent (80%) of the outstanding capital stock of Phoenix Airbag GmbH ("Phoenix Airbag"), a corporation organized under the laws of the Republic of Germany, a wholly owned subsidiary of Phoenix Aktiengesellshaft ("Phoenix") of Hamburg, Germany, from Phoenix in accordance with the terms and conditions of the Agreement Concerning the Sale and Transfer of all the Shares in Phoenix Airbag GmbH ("Stock Purchase Agreement") dated June 6, 1996, by and among a wholly-owned subsidiary of the Registrant and Phoenix. Phoenix Airbag currently supplies driver side, passenger side and side impact airbags to two major European airbag systems suppliers for inclusion in various vehicle models manufactured by several European automobile manufacturers, including Mercedes, BMW, Audi, Opel, Volkswagen and Porsche. Phoenix Airbag has a highly automated manufacturing facility located in Hildesheim, Germany. In addition to manufacturing airbags, Phoenix Airbag is involved in research and development relating to the design of new airbag products. The Registrant intends for Phoenix Airbag to continue designing, manufacturing and selling such products.

Pursuant to the Stock Purchase Agreement, a wholly owned subsidiary of the Registrant has acquired eighty percent (80%) of Phoenix's interest in Phoenix Airbag for a purchase price of approximately $22 million, subject to a net worth adjustment. Although the Registrant will acquire the remaining twenty percent (20%) interest effective December 31, 1998, it is entitled to all of the income of Phoenix Airbag from August 6, 1996. The additional purchase price of up to approximately $7.5 million for the remaining twenty percent (20%) interest is contingent on Phoenix Airbag meeting certain performance targets during calendar years 1996 through 1998. If the annual targets are met, payments will be paid annually commencing April 30, 1997. If the targets are not met, the Registrant will acquire the remaining twenty percent (20%) without the payment of any additional consideration. Additionally, the Registrant will, under certain circumstances, be required to provide a bank guaranty, in August 1997, to secure the payment of up to approximately $4 million of the contingent purchase price. The purchase price and all other terms and conditions of the Stock Purchase Agreement were determined pursuant to arms-length negotiations between the parties to the transaction.

The majority of the funds used by the Registrant to pay the initial cash portion of the purchase price were borrowed by the Registrant from Bank of America National Trust and Savings Association under a loan agreement dated August 1, 1996. This loan agreement replaces the credit facility the Registrant had with Citicorp USA, Inc., pursuant to a Credit Agreement dated March 15, 1996.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

(a) and (b)  Financial Statement and Pro Forma Financial Information

             At this time, it is impractical to file the required financial statements and pro forma information. Such information will be filed as soon as practicable, but no later than sixty (60) days after the date on which this Report on Form 8-K must be filed.


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       (c)  Exhibits

            Exhibit 1: Agreement Concerning the Sale and Transfer of all the Shares in Phoenix Airbag GmbH (Stock Purchase Agreement), dated June 6, 1996 (incorporated by reference from the Registrant's Form 10-K for fiscal year ended March 31, 1996, as filed with the Securities and Exchange Commission).

            Exhibit 2: Amendment to the Agreement Concerning the Sale and Transfer of all the Shares in Phoenix Airbag GmbH (Stock Purchase Agreement), dated June 6, 1996 (incorporated by reference from the Registrant's Form 10-K for fiscal year ended March 31, 1996, as filed with the Securities and Exchange Commission).

            Exhibit 3: Loan Agreement between the Company, Automotive Safety Components International, Inc. and ASCI Holdings Germany (DE), Inc. and Bank of America National Trust and Savings Association dated August 1, 1996 (incorporated by reference from the Registrant's Form 10-Q for fiscal quarter ended June 30, 1996, as filed with the Securities and Exchange Commission.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SAFETY COMPONENTS INTERNATIONAL, INC.
                                           -------------------------------------

Date:  August 21, 1996                     BY: /s/ W. Hardy Myers
       ---------------                         ------------------
                                               W. Hardy Myers
                                               Chief Financial Officer
                                               (Principal Accounting Officer)